Exhibit 24

Power of Attorney

Each person whose signature appears below constitutes and appoints Ronald C. Edmonds, Charles J. Kalil and William H. Weideman, acting severally, as his or her attorney-in-fact and agent, to sign one or more registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the Securities Act of 1933 of shares of the common stock of The Dow Chemical Company pursuant to the 2003-2013 Employees’ Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE	TITLE	DATE

/S/ A.A. ALLEMANG A.A. Allemang	Director	December 10, 2009

/S/ J.K. BARTON J.K. Barton	Director	December 10, 2009

/S/ J. A. BELL J. A. Bell	Director	December 10, 2009

/S/ R. C. EDMONDS R. C. Edmonds	Vice President and Controller (Principal Accounting Officer)	December 10, 2009

/S/ J. M. FETTIG J. M. Fettig	Director	December 10, 2009

/S/ B.H. FRANKLIN B.H. Franklin	Director	December 10, 2009

/S/ J. B. HESS J. B. Hess	Director	December 10, 2009

/S/ A. N. LIVERIS A. N. Liveris	Director, Chairman, President and Chief Executive Officer	December 10, 2009

/S/ D. H. REILLEY D. H. Reilley	Director	December 10, 2009

/S/ J.M. RINGLER J.M. Ringler	Director	December 10, 2009

/S/ R. G. SHAW R. G. Shaw	Director	December 10, 2009

/S/ P.G. STERN P.G. Stern	Presiding Director	December 10, 2009

/S/ W.H. WEIDEMAN W. H. Weideman	Vice President and Interim Chief Financial Officer	December 10, 2009